As filed with the Securities and Exchange Commission on November 5, 1997
                                        Registration Statement No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  InaCom Corp.
             (Exact name of registrant as specified in its charter)

Delaware                                                    47-0681813
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)

                               10810 Farnam Drive
                             Omaha, Nebraska 68154
                                 (402) 392-3900

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               David C. Guenthner
                               10810 Farnam Drive
                              Omaha, Nebraska 68154
                                 (402) 392-3900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   Copies to:
                               David L. Hefflinger
                      McGrath, North, Mullin & Kratz, P.C.
                                   Suite 1400
                             One Central Park Plaza
                                 Omaha, NE 68102

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement. If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  |_|
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of each class of securities          Amount to be       Proposed maximum        Proposed maximum              Amount of
to be registered                            registered     offering price per unit  aggregate offering price(1)  Registration Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.10 par value)..........       342,930               $31.32               $10,740,568                 $3,255
====================================================================================================================================
----------
         (1)Estimated  for the  purpose  of  calculating  the  registration  fee pursuant to Rule 457(c) of the  Securities  Act of 1933, as amended, on the basis of the  average of the high and low prices per share as reported on the New York Stock Exchange on November 4, 1997.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                                342,930 Shares of
                                  InaCom Corp.
                                  COMMON STOCK
                                ($.10 Par Value)
                               -------------------


         All 342,930 shares (the "Common Stock") may be offered for sale from time to time by and for the account of certain stockholders (the "Selling Stockholders") of InaCom Corp. ("Inacom" or the "Company") or by pledgees, donees, transferees or other successors in interest of such Selling Stockholders. See "Selling Stockholders". Such sales may be made on the New York Stock Exchange, on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. See "Plan of Distribution".

         Inacom will not receive any of the proceeds of the sale of the Common Stock. All expenses relating to the distribution of the Common Stock are to be borne by Inacom, other than selling commissions and fees and expenses of counsel and other representatives of the Selling Stockholders. On November __, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange was $______ per share.

--------------------------------------------------------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
              -----------------------------------------------------






















_______________, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

         The Company has filed a registration statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 28, 1996, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 29, 1997 and June 28, 1997,
(iii) Current Report on Form 8-K dated November 4, 1997, (iv) Proxy Statement for the Annual Meeting of Stockholders held on April 22, 1997 and (v) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 26, 1997 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purposes of updating such description.
         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to David C. Guenthner, Chief Financial Officer, InaCom Corp., 10810 Farnam Drive, Omaha, Nebraska 68154, Telephone:
(402) 392-3900.

                                     INACOM

     Inacom is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems, primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management. Inacom's expertise includes the integration of voice and data communications. Inacom sells its products and services through a marketing network of Company-owned business centers throughout the United States that focus on serving large corporations. The Company also has a network of value added resellers that typically have a regional, industry, or specific product focus. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Class A Preferred Stock, par value $1.00 per share. As of November 4, 1997, there were 14,563,482 shares of Common Stock outstanding and no shares of Class A Preferred Stock outstanding.

         On June 15, 1996, Inacom issued $55,250,000 in aggregate principal amount of its 6% Convertible Subordinated Debentures due June 15, 2006 (the "6% Debentures"). The 6% Debentures are convertible at the option of the holder into Common Stock at a conversion price of $24.00 per share; an aggregate of 2,302,084 shares of Common Stock would be issued if all 6% Debentures were converted into Common Stock.

         On November 4, 1997, Inacom issued $75,000,000 in aggregate principal amount of its 4.5% Convertible Subordinated Debentures due November 1, 2004 (the "4.5% Debentures"). The 4.5% Debentures are convertible at the option of the holder into Common Stock at a conversion price of $39.63 per share; an aggregate of 1,892,625 shares of Common Stock would be issued if all 4.5% Debentures were converted into Common Stock.

Common Stock

         Holders of outstanding Common Stock are entitled to such dividends as may be declared by the Company Board of Directors out of the assets legally available for that purpose, and are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. The holders of shares of Common Stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the Common Stock voting for the election of directors can elect all the directors, and the remaining holders will not be able to elect any directors. The holders of Common Stock have no pre-emptive or other subscription rights, and there are no conversion or redemption or sinking fund provisions with respect to such shares.

         All of the outstanding shares of Common Stock will be, when issued upon conversion of the Debentures, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

         The Company Board of Directors is authorized to issue up to 1,000,000 shares of Class A Preferred Stock in one or more series, from time to time, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Company Board of Directors. The authority of the Company Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares; (ii) the dividend rate and the date from which dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (iv) whether shares shall be convertible, and, if so, the terms and provisions thereof; (v) what restrictions are to apply, if any, on the issue or reissue of any additional Class A Preferred Stock; and (vi) whether shares have voting rights. Shares of Class A Preferred Stock may be issued with a preference over the Common Stock as to the payment of dividends. No shares of Class A Preferred Stock have been issued.

         Classes of stock such as the Class A Preferred Stock may be used, in certain circumstances, to create voting impediments on extraordinary corporate transactions or to frustrate persons seeking to effect a merger or otherwise to gain control of the Company. For the foregoing reasons, any shares of Class A Preferred Stock issued by the Company could have an adverse effect on the rights of the holders of the Common Stock. The Company has no present plans to issue any shares of Class A Preferred Stock.

Liquidation and Other Rights

         Upon liquidation, the holders of Common Stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of series of Class A Preferred Stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of Common Stock and will subject the Common Stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

Advance Notice Requirements in Connection with Stockholder Meetings

         The Company bylaws establish an advance notice procedure for bringing business before an annual meeting of stockholders and for nominating (other than by or at the direction of the Board of Directors) candidates for election as directors at a meeting of stockholders. To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election of directors at a meeting must be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the meeting. In the event that less than 40 days' notice or prior public disclosure of the date is given or made to stockholders, notice by the stockholder must be received no later than the tenth day following the date on which notice of the date of the meeting was mailed or public disclosure thereof was made.

Section 203 of the Delaware General Corporation Law

         Section 203 of the General Corporation Law of the Delaware prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless upon consummation of such transaction the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced or unless the business combination is, or the transaction in which such person became interested stockholder was, approved in a prescribed manner. A "business combination" includes a merger, an asset sale and any other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

Transfer Agent

         The transfer agent for the Common Stock is The First Chicago Trust Company of New York.

                              SELLING STOCKHOLDERS

         The 342,930 shares of Common Stock offered in this Prospectus are owned by or may be issued to the following Inacom stockholders (the "Selling Stockholders") in the indicated amounts:

                                                                        Shares of                 Shares of
                                                                       Common Stock              Common Stock
                Selling Stockholder                                        Owned              Which May Be Issued
           Elizabeth A. Heddens                                          129,958                   43,318
           2M Partners, L.P.                                              41,265                   13,760
           C.G. Mills                                                      9,296                    3,095
           SunTrust Bank, Chattanooga, N.A.                                5,158                    1,724
           Community Foundation of Greater Chattanooga, Inc.               2,580                      858
           W.E. Ragland, IV                                                9,239                    3,078
           Margaret K. Ragland                                             9,239                    3,078
           Mary Julia Ragland                                             10,786                    3,592
           Rebekah R. Montgomery                                           9,239                    3,078
           Robert R. Anderson & Rebekah R. Montgomery,
             Trustees Under the Charitable Remainder
             Trust Agreement                                              13,415                    4,475
           Jane K. Ragland                                                 6,964                    2,324
           W.E. Ragland, III                                              10,059                    3,352

     Inacom acquired Bethco, Inc. on May 7, 1997 pursuant to an Agreement and Plan of Merger and issued 257,198 shares of Common Stock to the Selling Stockholders and may issue up to an additional 85,732 shares of Common Stock to the Selling Stockholders pursuant to such Agreement.

                              PLAN OF DISTRIBUTION

         The Common Stock may be offered from time to time on the New York Stock Exchange, on other exchanges on which the Common Stock may be listed, in the over-the-counter market or in other ways not involving market-makers or established trading markets, including direct sales to purchasers or sales effected through agents, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of an exchange; (d) ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
(e) pursuant to call and put options or similar rights giving the holder, the broker or dealer the right to purchase or the Selling Stockholders, the broker or dealer the right to sell a fixed amount of Common Stock at pre-negotiated prices; and (f) by bona fide pledgees of shares pursuant to loan and pledge agreements with the Selling Stockholders. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated by the Selling Stockholders.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby have been passed upon for the Company by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

                                     EXPERTS

         The consolidated financial statements and schedule of InaCom Corp. as of December 28, 1996 and December 30, 1995, and for each of the years in the three-year period ended December 28, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or the solicitation of an offer to buy, the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

         -----------------


     TABLE OF CONTENTS
                                                         Page
Available Information.........................              2
Incorporation of Certain
  Documents By Reference......................              2
InaCom........................................              3
Description of Capital Stock..................              3
Selling Stockholders..........................              5
Plan of Distribution..........................              5
Legal Matters.................................              5
Experts.......................................              6









                                     342,930

                                     Shares

                                       of


                                  InaCom Corp.



                                  Common Stock
                                ($.10 Par Value)

                                 --------------


                                   PROSPECTUS
                                __________, 1997

                                  -------------





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fees of the Commission.

=====================================================================
                Item                       Amount to be paid by
                                                  Company
---------------------------------------------------------------------
SEC registration fee                            $3,255
---------------------------------------------------------------------
Printing and engraving expenses                *$1,000
---------------------------------------------------------------------
Accounting fees and expenses                   *$5,000
---------------------------------------------------------------------
Legal fees and expenses                       *$10,000
---------------------------------------------------------------------
Miscellaneous                                    *$245
---------------------------------------------------------------------
 Total                                        *$19,500
=====================================================================

-------------------------
*Estimated

                                      II-1

Item 15. Indemnification of Directors and Officers.

          Pursuant to Article VII of the Certificate of Incorporation of InaCom, InaCom shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to InaCom or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after May 27, 1987. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to InaCom or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

          The by-laws of InaCom provide for indemnification of InaCom's officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by them, including liability arising under the Securities Act of 1933, to the extent legally permissible under section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving InaCom in such capacity. Generally, under Delaware law, indemnification may only be available where an officer or director can establish that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of InaCom.


Item 16. Exhibits.

Exhibit 4.1 Specimen Common Stock Certificate incorporated by reference from Exhibit 4.1 of the Company's registration statement on Form S-3 (333-11687)

           4.2 Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Company's Current Report on Form 8-K dated March 30, 1993.

           4.3 Bylaws of the Company, as amended to date, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

           5.1        Opinion of McGrath, North, Mullin & Kratz, P.C.

          23.1        Consent of KPMG Peat Marwick LLP

          23.2        Consent of McGrath, North, Mullin & Kratz, P.C.
                      (included in Exhibit 5.1)

          24          Powers of Attorney

Item 17. Undertakings.

         The undersigned registrant ("Registrant") hereby undertakes

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus, any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) To remove from registration by means of a post-effective amendment, any of the Securities being registered which remain unsold at the termination of the offering.

         (3) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to written agreements, Bylaw provisions, the Delaware
Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, InaCom Corp., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 5th day of November, 1997.

                                  INACOM CORP.

                                                  /s/ Bill L. Fairfield
                                            By:_____________________________
                                                 Bill L. Fairfield, President

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of November, 1997.

                  Signature                                 Title

/s/ Bill L. Fairfield
_____________________________________             President (Principal
        Bill L. Fairfield                           Executive Officer) and
                                                    Director
/s/ David C. Guenthner
_____________________________________             Executive Vice President
        David C. Guenthner                          and Chief Financial Officer
                                                    (Principal Financial and
                                                     Accounting Officer)


         Joseph Auerbach*                           Director
         Mogen C. Bay*                              Director
         James Q. Crowe*                            Director
         W. Grant Gregory*                          Director
         Joseph Inatome*                            Director
         Rick Inatome*                              Director
         Gary Schwendiman*                          Director
         Linda S. Wilson*                           Director

         * Bill L. Fairfield, by signing his name hereto, signs the Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Bill L. Fairfield to sign this Registration Statement on behalf of each of the indicated Directors of InaCom Corp. is filed herewith as Exhibit 24.

                                                      /s/ Bill L. Fairfield
                                                By:________________________
                                                     Bill L. Fairfield
                                                     Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                    Description                                   Page

 4.1          Specimen Common Stock Certificate incorporated by reference from
              Exhibit 4.1 of the Company's registration statement on Form S-3 (333-11687)

 4.2 Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Company's Current Report on Form 8-K dated March 30, 1993.

 4.3 Bylaws of the Company, as amended to date, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996.

 5.1          Opinion of McGrath, North, Mullin & Kratz, P.C.

23.1          Consent of KPMG Peat Marwick LLP

23.2          Consent of McGrath, North, Mullin & Kratz, P.C.
              (included in Exhibit 5.1)

24            Powers of Attorney
-----------